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EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements (Form S-8 No. 333-170788, 333-185086, 333-75372, 333-75374, 333-138713, 333-147738, 333-155540 and 333-200432) of ImmunoGen Inc. of our reports dated August 27, 2015, with respect to the consolidated financial statements of ImmunoGen Inc. and the effectiveness of internal control over financial reporting of ImmunoGen Inc. included in this Annual Report (Form 10-K) of ImmunoGen Inc. for the year ended June 30, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 27, 2015

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  EXHIBIT 23
Consent of Independent Registered Public Accounting Firm